As filed with the Securities and Exchange Commission on March 28, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2006

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

DSP Group, Inc., (the “Company”) is holding its 2006 Annual Meeting of Stockholders on May 24, 2006 (the “2006 Annual Meeting”). In 2005, the annual meeting of stockholders was held on July 20, 2005. As the date of the 2006 Annual Meeting is advanced by more than 30 days from the date of its previous annual meeting, in accordance with the applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its stockholders of the new meeting date for the 2006 Annual Meeting. The Company will be mailing the proxy statement and related materials in connection with the 2006 Annual Meeting on or about April 7, 2006. In light of this accelerated mailing schedule, the Company is hereby notifying its stockholders that March 29, 2006, is the latest date for submitting stockholder proposals for inclusion in the Company’s proxy statement for the 2006 Annual Meeting. Stockholder proposals received by the Company after March 29, 2006 will be considered untimely and will not be included in the Company’s proxy statement for the 2006 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: March 28, 2006	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance, Chief Financial Officer and Secretary

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